UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

ESAB Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

 909 Rose Avenue, 8th Floor
North Bethesda, MD 20852
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, the Board of Directors (the “Board”) of ESAB Corporation (the “Company”) appointed Dr. Sébastien Martin to serve as a director of the Company, effective as of January 1, 2026. In connection with the appointment of Dr. Martin, the size of the Board was increased from nine to ten members, effective as of January 1, 2026. The Board also appointed Dr. Martin to the Audit Committee of the Board, effective as of January 1, 2026.

Dr. Martin has been an Associate Professor of Operations at the Kellogg School of Management at Northwestern University since September 2025 and previously served as an Assistant Professor of Operations at the Kellogg School from September 2020 to September 2025. Dr. Martin’s research focuses on the interface of large-scale optimization and operations management, with applications to transportation, the gig economy, public sector operations and artificial intelligence. Dr. Martin has served as an external advisor to the Company with respect to artificial intelligence since February 2025, but he will step down from such role immediately prior to joining the Board. Prior to entering academia, Dr. Martin was a postdoctoral fellow at Lyft, Inc.

Dr. Martin will participate in the Company’s director compensation package for non-employee directors described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 28, 2025. Dr. Martin will also enter into an indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.7 to the Company’s registration statement on Form 10-12B/A (File No. 001-41297) as filed with the SEC on March 11, 2022.

The Board affirmatively determined that Dr. Martin qualifies as “independent” under the NYSE’s listing standards. In addition, Dr. Martin has not been a participant in any related person transactions required to be disclosed under Item 404(a) of Regulation S-K. The full text of the Company’s press release regarding Dr. Martin’s appointment is attached hereto as Exhibit 99.1.

On December 4, 2025, Mr. Patrick Allender notified the Board of his decision to retire as a director of the Company, effective as of the Company’s 2026 annual meeting of stockholders. Mr. Allender’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1 ESAB Corporation Press Release dated December 4, 2025

104 Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 4, 2025		ESAB Corporation
		By:	/s/ Curtis E. Jewell
		Name:	Curtis E. Jewell
		Title:	Senior Vice President, General Counsel and Secretary